EXHIBIT 8.01

ICOS Vision Systems Corporation NV

Subsidiaries and branch offices.

ICOS Vision Systems Corporation NV
Headquarters
Research Park Haasrode, Zone 1
Esperantolaan 8
3001 Heverlee, Belgium
Tel.: (+32).16.39.82.20.
Fax.: (+32).16.40.00.67.

Subsidiaries
ICOS Vision Systems NV
Research Park Haasrode, Zone 1
Esperantolaan 8
3001 Heverlee, Belgium
Tel.: (+32).16.39.82.20.
Fax.: (+32).16.40.00.67.

ICOS Vision Systems Inc.	ICOS Vision Systems GmbH
2000 Wyatt Drive – Suite 13	Bajuwarenring 21
Santa Clara, CA 95054	82041 Oberhaching
U.S.A.	München, Germany
Tel.: (+1).408.567.95.11.	Tel.: (+49).89.613.75.90.
Fax.: (+1).408.567.95.12.	Fax.: (+49).89.625.28.25.

ICOS Vision Systems Ltd.	ICOS Vision Systems Limited
13F, Yokohama Nishiguchi KN Bldg.,	2F., Unit 205-280
2-8-4 Kitasaiwai,	Prosperity Center
Nishi-ku, Yokohama, 220-0004	77-81 Container, Port Road
Japan	Kwai Chung, N.T. Hong Kong
Tel.: (+81).45.316.01.23.	Tel.: (+852).2793.13.39.
Fax.: (+81).45.316.01.43.	Fax.: (+852).2950.91.57.

Branch office
ICOS Vision Systems N.V.
Singapore Branch Office
Tech Place II
Block 5002 #02-12
Ang Mo Kio Avenue 5
Singapore 569871
Tel.: (+65).6484.54.10.
Fax.: (+65).6484.54.13.

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